Joint Filer Information

Title of Security:                 Common Stock

Issuer & Ticker Symbol:            Micro Component Technology, Inc. (MCTI.OB)

Designated Filer:                  Amaranth L.L.C.

Other Joint Filers:                Amaranth Trading L.L.C.
                                   Amaranth Advisors L.L.C.
                                   Nicholas M. Maounis

Addresses:                         The principal business office address for
                                   each of the reporting persons is One
                                   American Lane, Greenwich, Connecticut 06831.

Signatures:


                               AMARANTH TRADING L.L.C.

                               By: Amaranth Advisors L.L.C., Managing Member


                                   By: /s/ Nicholas M. Maounis
                                       -----------------------------------
                                        Nicholas M. Maounis, President


                               AMARANTH ADVISORS L.L.C.


                               By: /s/ Nicholas M. Maounis
                                   -----------------------------------
                                   Nicholas M. Maounis, President


                               /s/ Nicholas M. Maounis
                               -----------------------------------
                               Nicholas M. Maounis